Exhibit 23(b)




                          INDEPENDENT AUDITORS' CONSENT





We consent to the incorporation by reference in this Registration Statement on Form S-8 of Lechters, Inc. (the "Registrant") covering 1,000,000 shares of common stock, no par value, of the Registrant of our report dated March 18, 1998, appearing in the Annual Report on Form 10-K of the Registrant for the year ended January 31, 1998. We also consent to the reference to us under the heading "Interests of Named Experts and Counsel" in such Registration Statement.





DELOITTE & TOUCHE LLP
Parsippany, New Jersey
July 24, 1998